Exhibit 25.1

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                         ________________________

                                 FORM T-1

           Statement of Eligibility and Qualification Under the
               Trust Indenture Act of 1939 of a Corporation
                       Designated to Act as Trustee

                        __________________________


                   CHEMICAL TRUST COMPANY OF CALIFORNIA
            (Exact name of trustee as specified in its charter)


CALIFORNIA                                            94-2926573
(State of incorporation                               (I. R. S. employer
if not a national bank)                               Identification No.)

50 California Street
San Francisco, California                              94111
(Address of principal executive offices)              (Zip Code)

                        __________________________

                CALIFORNIA PETROLEUM TRANSPORT CORPORATION
            (Exact name of obligor as specified in its charter)


DELAWARE                                               04-3232976
(State or other jurisdiction of                       (I. R. S. employer
incorporation or organization)                        identification No.)


c/o J H Management Corporation
Room 6/9, One International Place
Boston, Massachusetts                                 02110-2624
(Address of principal executive offices)              (Zip Code)
                        __________________________

                   Serial First Preferred Mortgage Notes
                    Maturing Serially from 1995 to 2005
                    (Title of the indenture securities)


1.    General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                  Superintendent of Banks of the State of California, 235 Montgomery Street, San Francisco, CA 94104-2980.

                  Board of Governors of the Federal Reserve System, Washington, D.C. 20511, by Federal Reserve Bank of San Francisco, 101 Market Street, San Francisco, CA 94105.

      (b)   Whether it is authorized to exercise corporate trust powers.

                  Yes

2.    Affiliations with Obligor and Underwriters.

      If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

      No such affiliation with the Obligor or Underwriter.

      (Item 2 is at the date hereof based upon incomplete information but is believed to be correct and may be considered to be complete unless modified by an amendment to this Form T-1).

16.   List of Exhibits.

      Exhibit 1. Restated Articles of Incorporation of the Trustee as Now in Effect. (See Statement of Eligibility on Form T-1, File No. 22-25982,
                        Item 16, Exhibit 1)
      Exhibit 2.        Certificate of Authority of the Trustee to Commence
                        Business.
      Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (Contained in
                        Exhibit 2).
      Exhibit 4.        Existing By-Laws of the Trustee. (See
                        Statement of Eligibility on Form T-1, File No. 22-25982, Item 16, Exhibit 4)
      Exhibit 5.        Copy of Each Indenture Referred to in Item 4.
      Exhibit 6.        Consent of the Trustee.
      Exhibit 7.        Report of Condition of the Trustee.




                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Trust Company of California, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of San Francisco, on the 3rd day of November, 1994.


                              CHEMICAL TRUST COMPANY OF CALIFORNIA



                              By:   /S/ Rose T. Maravilla
                                    _____________________________
                                          Rose T. Maravilla
                                       Assistant Vice President




Exhibit 1. Restated Articles of Incorporation of the Trustee as now in Effect.
                  (See Statement of Eligibility on Form T-1, File No. 22-25982, Item 16, Exhibit 1)




Exhibit 2.        Certificate of Authority of the Trustee to Commence
                  Business.


No. 1476

                            STATE OF CALIFORNIA

                         STATE BANKING DEPARTMENT


      Whereas, after due examination it appears that Chemical Trust Company of California having its principal place of business in the City and County of San Francisco, State of California, has complied with all the provisions of the Banking Law of the State of California, and with all other necessary requirements of law relating thereto;

      Now Therefore, I, the undersigned, Superintendent of Banks of the State of California, do certify that said bank is qualified and is hereby authorized to transact a trust banking business at 50 California Street in the City and County of San Francisco, State of California.

      In Testimony Whereof witness my hand and Seal this 9th day of April, 1992 at San Francisco, California.


                                          /JAMES E. GILLERAN
                                          Superintendent of Banks
                                          State of California


(Seal of Superintendent of Banks
of the State of California)




Exhibit 3.        Authorization of the Trustee to Exercise Corporate Trust
                  Powers.

                         (Contained in Exhibit 2.)



Exhibit 4.        Existing By-laws of the Trustee.
                  (See Statement of Eligibility on Form T-1, File No. 22-25982, Item 16, Exhibit 4)



Exhibit 5.        Copy of Existing Indentures.

                                   None.







Exhibit 6.        Consent of the Trustee

      Chemical Trust Company of California hereby consents in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by Federal, State, Territorial and District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              CHEMICAL TRUST COMPANY OF CALIFORNIA




                              By:/s/ Rose T. Maravilla
                                 _____________________________
                                          Rose T. Maravilla
                                      Assistant Vice President






Exhibit 7.        Report of Condition of the Trustee.




TRUST COMPANY


Consolidated Report of Condition of  "Chemical Trust Company of California"
                                             (Legal Title)

Located at    San Francisco       San Francisco          CA     94111
                (City)            (County)          (State)     (Zip)

as of close of business on   September 30  , 1994    Bank No.   1476


                               ASSETS                                                DOLLAR AMOUNTS IN THOUSANDS
1.   Cash and due from banks..............................................                                 4,749    1
2.   U.S. Treasury securities.............................................                                 4,009    2
3.   Obligations of other U.S. Government agencies and corporations.......                                 3,989    3
4.   Obligations of States and political subdivisions.....................                                          4
5.   Other securities (including $         corporate stocks)..............                                          5
6.   (a) Loans............................................................                                          6a
     (b) Less: Reserve for possible loan losses...........................                                          6b
     (c) Loans (Net)......................................................                                          6c
7.   Bank premises, furniture and fixtures and other assets
     representing bank premises (including $-0- capital leases)...........                                   244    7
8.   Real estate owned other than bank premises...........................                                          8
9.   Investments in subsidiaries not consolidated.........................                                          9
10.  Other assets (complete schedule on reverse) (including $2,427
     intangibles).........................................................                                 7,005    10
11.  TOTAL ASSETS.........................................................                                19,996    11

                             LIABILITIES
12.  Liabilities for borrowed money.......................................                                          12
13.  Mortgage indebtedness (including $         capital leases)...........                                          13
14.  Other liabilities (complete schedule on reverse).....................                                 3,946    14
15.  TOTAL LIABILITIES....................................................                                 3,946    15
16.  Capital notes and debentures.........................................                                          16

                         SHAREHOLDERS EQUITY
17.  Preferred stock --
           (Number shares outstanding -0-)................................      Amount $    xxx              xxx    17
18.  Common stock --
           (Number shares authorized 100).................................
           (Number shares outstanding 100)................................    Amount $10    xxx              xxx    18
19.  Surplus.............................................................. Amount $9,990    xxx              xxx    19
20.  TOTAL CONTRIBUTED CAPITAL............................................                                10,000    20
21.  Retained earnings and other capital reserves.........................                                 6,050    21
22.  TOTAL SHAREHOLDERS EQUITY............................................                                16,050    22
23.  TOTAL LIABILITIES AND CAPITAL ACCOUNTS...............................                                          23

                              MEMORANDA
1.   Assets deposited with State Treasurer to qualify for exercise
     of fiduciary powers (market value)...................................                                19,996    1


The undersigned, Andrew M.  Wilcox, Managing Director
                       (Name and Title)
and Patrick D. Fleck, Vice President & CFO
                  (Name and Title)

of the above named trust company, each declares, for himself alone and not for the other: I have personal knowledge of the matters contained in this report (including the reverse side hereof), and I believe that each statement in said report is true. Each of the undersigned, for himself alone and not for the other, certifies under penalty of perjury that the foregoing is true and correct.


Executed on     10/28/94      at      San Francisco     , California.
                 (Date)                 (City)

                  /s/ Andrew M. Wilcox             /s/ Patrick D. Fleck

                     (Signature)                     (Signature)


                     SCHEDULE OF OTHER ASSETS
Cost of Business Acquisitions                                2,427
Accounts Receivable                                          4,072
Accrued Interest                                                85
Deferred Taxes                                                 318
All Other                                                      103
                                                    --------------
      Total (Same as Item 10)                                7,005

                  SCHEDULE OF OTHER LIABILITIES
Accrued Income Tax                                           1,652
Accrued Expenses & Accts. Payable                              210
Accrued Interco. Expenses/Payables                           1,036
Accrued Pension & Employee Ben.                                951
Other                                                           97
                                                    --------------
      Total (Same as Item 14)                                3,946

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Trust Company of California, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 3rd day of November, 1994.


                              CHEMICAL TRUST COMPANY OF CALIFORNIA




                              By:  /s/ Rose T. Maravilla
                                 ______________________________
                                    Rose T. Maravilla
                                    Assistant Vice President